Ex. 99.28(h)(16)(i)   COHEN & STEERS FUND OF FUNDS INVESTMENT AGREEMENT   THIS AGREEMENT, dated as of October 23, 2025, between the trust identified on Schedule A (“Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, as may be amended from time to time, severally and not jointly (each, an “Acquiring Fund”), and each acquired fund managed by Cohen & Steers Capital Management, Inc. listed on Schedule B, as may be amended from time to time, (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).   WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);   WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (“Distributor”) or registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which a registered investment company may invest in the shares of a registered closed-end investment company;   WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d) (1) of the 1940 Act, subject to compliance with the conditions of the Rule; and   WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1) of the 1940 Act in reliance on the Rule, and an Acquired Fund, Distributor, or Broker may, from time to time, knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule; and   NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.   1. Terms of Investment.   (a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:   (i) Reserved.   (ii) Reserved.   1 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 1/8

    (iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which an investment in the Acquired Fund is made, if any.   (iv) Reserved.   (v) Reserved.   (vi) Reserved.   (b) In order to assist an Acquiring Fund’s investment adviser with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.   (c) When used in this Agreement, the term “Account” shall mean any account managed by a member of the Acquiring Fund’s “advisory group” (as such term is defined in the Rule) where such member of the Acquiring Fund’s “advisory group” (as such term is defined in the Rule) exercises voting power, within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, over the securities of any Acquired Fund held in such account.   (c) The Acquiring Fund will notify the Acquired Fund of its investment in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A)(i) of the 1940 Act.   2. Representations of the Acquired Funds.   (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d) (1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   (b)  Each Acquired Fund agrees that any information regarding planned purchases, sales or redemptions of shares of an Acquired Fund provided by an Acquiring Fund pursuant to Section 1(c) of this Agreement will be used solely for the purposes of this Agreement.   2 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 2/8

    3. Representations of the Acquiring Funds.   (a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d) (1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to the Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.   (b)  The Acquiring Funds have adopted policies and procedures designed to ensure that an Acquiring Fund, its “advisory group”, as such term is defined in the Rule, and any Account (individually or in the aggregate) do not acquire or hold securities of an Acquired Fund for the purpose of controlling or influencing (or attempting to control or influence) the operations, management or policies of any Acquired Fund. An Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, will not hold more than 25% of such Acquired Fund’s total outstanding voting securities, except as the result of a decrease in the outstanding voting securities of an Acquired Fund; provided that upon such occurrence, an Acquiring Fund shall promptly notify an Acquired Fund.   (c) Reserved.   (d) The Acquiring Fund further agrees that, upon any direct or indirect change in control (as defined in Section 2(a)(9) of the 1940 Act) of its investment adviser or depositor, it shall promptly notify the respective Acquired Fund.   (e) Reserved.   (f) Reserved.   4. Governing Law.   This Agreement shall be construed in accordance with the laws of New York, without giving effect to conflict of laws principles.   5. Entire Agreement.   This Agreement and the Schedules hereto (which are incorporated by reference) contain the full and complete understanding between the parties with respect to the matters covered and contemplated hereunder and supersede all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.   6. Notices.   All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.   3 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 3/8

    If to the Acquiring Funds: If to the Acquired Funds: Emily Bennett c/o JNL Series Trust 1 Corporate Way, Mail Code 8N41 Lansing, MI 48951 Email: emily.bennett@jackson.com   With a copy to: JNAM Legal c/o Jackson National Asset Management, LLC1 Corporate Way, Mail Code 8N41 Lansing, MI 48951 Email: JNAM-Legal@jackson.com Dana A. DeVivo c/o Cohen & Steers Capital Management, Inc. 1166 Avenue of the Americas, Fl. 30 New York, NY 10036 Email: FundLegalGroup@cohenandsteers.com   With a copy to: Fund Legal Group c/o Cohen & Steers Capital Management, Inc. 1166 Avenue of the Americas, Fl. 30 New York, NY 10036 Email: FundLegalGroup@cohenandsteers.com   7. Term and Termination; Assignment; Amendment; Miscellaneous.   (a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b). Notwithstanding any provision of this Agreement to the contrary, the obligations set forth in Section 3(b) and Section 3(d) hereof shall apply as of and beginning on the date hereof, and shall continue in effect for the term of this Agreement and thereafter as set forth in Section 7(c) hereof, regardless of whether the Acquiring Fund has made an investment in an Acquired Fund in reliance on the Rule.   (b) This Agreement shall continue until terminated in writing by either party upon 60 days’ advance notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. Termination of this Agreement with respect to a particular Acquired Fund shall not terminate the Agreement as to other Acquired Funds that are parties hereto.   (c) If this Agreement is terminated pursuant to Section 7(b) hereof with respect to an Acquiring Fund and corresponding Acquired Fund, the obligations set forth in Section 3(b) and Section 3(d) of the respective Acquiring Fund shall survive and remain continuing obligations of such Acquiring Fund so long as the Acquiring Fund holds voting securities of the applicable Acquired Fund.   (d) This Agreement may not be assigned by either party without the prior written consent of the other.   4 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 4/8

    (e) This Agreement may be amended only by a writing that is signed by each affected party.   (f) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Acquiring Funds.   (g) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Funds.   (h) In the case of each Acquiring Fund, a copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of an Acquiring Fund shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Acquiring Fund.   (i) The Acquiring Funds and the Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.   ***   5 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 5/8

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.   JNL Series Trust, on behalf of itself and each of the Acquiring Funds listed in Schedule A, Severally and Not Jointly   Signature: /s/ Emily Bennett Name: Emily Bennett Title: Vice President   COHEN & STEERS CAPITAL MANAGEMENT, INC., on behalf of each of the Acquired Funds listed on Schedule B, Severally and Not Jointly   Signature: /s/ Francis Poli Name: Francis Poli Title: Executive Vice President, General Counsel and Secretary   Signature: /s/ James Giallanza Name: James Giallanza Title: Executive Vice President   6 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 6/8

    SCHEDULE A Acquiring Funds   The following series of JNL Series Trust: JNL Moderate ETF Allocation Fund JNL Moderate Growth ETF Allocation Fund JNL Growth ETF Allocation Fund   7 3/18/26, 2:36 PM exh16i_cohenfofagmnt1025.htm file:///C:/Users/exw0322/AppData/Local/Temp/c4ea6eb0-9138-4a22-a0fc-eb26bd641f70_Fund_of_Fund Agts (002).zip.f70/exh16i_cohenfofagmnt1025… 7/8

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SCHEDULE B
Acquired Funds

Cohen & Steers Real Estate Active ETF

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